UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2025

AMN HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2999 Olympus Boulevard, Suite 500 Dallas, Texas 75019
(Address of principal executive offices) (Zip Code)

(866) 871-8519
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events.

On September 22, 2025, the Company announced the unregistered offering by AMN Healthcare, Inc. (the “Issuer”) of $400 million aggregate principal amount of senior unsecured notes due 2031 (the “2031 Notes”). On September 22, 2025, the Company announced the pricing of $400 million aggregate principal amount of the 2031 Notes.

Copies of the press releases announcing the offering and pricing of the 2031 Notes are filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, each of which is incorporated by reference herein.

In addition, on September 22, 2025, the Issuer delivered a Conditional Notice of Redemption to holders of its outstanding senior unsecured notes due 2027 (the “2027 Notes”), which provides for the redemption by the Issuer of all of the $500 million aggregate principal amount of 2027 Notes outstanding on October 22, 2025, subject to the successful completion of offering of the 2031 Notes.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall it constitute an offer, solicitation or sale of any security, in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated September 22, 2025
99.2	Press Release, dated September 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: September 22, 2025	By:	/s/ Brian Scott
	Name:	Brian Scott
	Title:	Chief Financial Officer